Exhibit 10.1
                                                                    ------------

                         FISCHER-WATT GOLD COMPANY, INC.

                       2582 Taft Court, Lakewood, CO 80215
                        Ph: 303-232-0292 Fx: 303-232-0399
                              info@fischer-watt.com
                              ---------------------


July 14, 2006


Mr. Glen Zinn, President and CEO
Grandcru Resources Corporation
1780-400 Burrard St.
Vancouver,
B. C. V6C 3M

Dear Glen,

This letter will serve as our agreement, subject to conditions expressed in this letter, to the terms that we discussed regarding the Cambridge Vein Property.

Details of the property are as follows:

The property is known as the Cambridge Vein Property and is in the Cambridge Mining District in Lyon County, Nevada. Grandcru Resource Corporation ("Grandcru") has an option agreement with Rex L. and Jeanne L. Evatt ("Evatt") on two unpatented lode claims (CMV #1 and #2) and one unpatented placer claim (CM #1) lying within Section 1, TION, R27E, MDBM. In addition, Grandcru has recently staked additional claims in the area. Collectively, all these claims make up the property referred to as the Cambridge Vein Property ("CVP"). There is a two (2) mile area of influence from the present or future claim boundaries of the CVP.

Details of Grandcru's agreement with Evatt are as follows:

Grandcru has entered into an option agreement with Evatt regarding the CVP with the following terms and is attached as Exhibit A,
Cash payments of:
       $10,000 on August 25, 2006 being the 1st anniversary of the agreement
       $15,000       "       2007      "    2nd             "
       $20,000       "       2008      "    3rd             "
       $25,000       "       2009      "    4th             "

The issuance of 100,000 Grandcru common shares to Evatt.





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Upon completion of the above, Grandcru will have earned a 100% interest in the
CVP subject to a 2% net smelter return royalty on production from the CVP being reserved by Evatt. Grandcru may purchase this royalty for $1,500,000.

Evatt has reserved the right to enter onto the property for the purpose of personally collecting and removing specimen grade rock samples from the surface (fossicking) as described in Exhibit A.

Fischer-Watt's agreement:

Fischer-Watt Gold Company, Inc. ("FWGO") hereby agrees to:

1. Assume all the rights and obligations of the Evatt agreement from Grandcru as of the date of closing of this agreement.

2. Make the following option payments on each anniversary of the closing of this agreement to Grandcru:

     $10,000 on the 1st anniversary
     $15,000 on the 2nd anniversary
     $20,000 on the 3rd anniversary
     $25,000 on the 4th anniversary

     and by completing work expenditures in each of the four years that FWGO chooses to maintain the option. The required expenditures would be as follows:

     1st year        $50,000
     2nd year        $75,000
     3rd year        $125,000
     4th year        $150,000

     Excess expenditures in any one year may be carried forward and credited to future years expenditures.

     Upon completion of the payments and work expenditures FWGO will have earned a 100% interest in the CVP subject to a 2% net smelter return royalty on production from the CVP payable to Evatt, as described in Exhibit A, and a further 2% net smelter return royalty on production from the CVP payable to Grandcru. FWGO may purchase this Grandcru royalty at anytime for $1,000,000. FWGO will maintain the CVP in good standing. If this agreement is terminated within 90 days prior to September 1st in any year then the State and Federal filing fees will be paid by FWGO.

Conditions to closing:

A formal agreement will be drawn up and entered into between the parties. The formal agreement will include the usual representations and warranties and "boiler plate" language.

FWGO will have a period of 30 days following the signing of this letter agreement to complete due diligence, especially legal due diligence, on the properties.





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FWGO will be the operator. Once FWGO has earned its interest in the CVP then the titles to all the claims comprising the CVP will be transferred to FWGO and the royalties will be registered.

Grandcru acknowledges that all the claims comprising the CVP are in good standing and that the Evatt agreement is in good standing. Grandcru acknowledges that it has delivered the 100,000 shares of Grandcru to Evatt

FWGO and Grandcru agree to provide any further undertakings as necessary to allow for the carrying out of the intentions of this agreement.

The formal agreement is subject to FWGO Board approval and any required regulatory approval.

This agreement shall be governed by the laws of Nevada.

Time shall be of the essence of this agreement.

Grandcru will provide FWGO with all data related to the CVP that it has in its possession.


FISCHER-WATT GOLD COMPANY, INC.


/s/ Peter Bojtos
Peter Bojtos
President and Chief Executive Officer




 Agreed to and accepted by:

 GRANDCRU RESOURCE CORPORATION

/s/ Glen Zinn
Glen Zinn
President and Chief Executive Officer